EXHIBIT 20.


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH
REGISTRATION  FOR  NON PUBLIC  OFFERINGS.   ACCORDINGLY,
THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THESE SECURITIES OR ANY PORTION THEREOF
OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


     COMMON STOCK PURCHASE WARRANT
   For the Purchase of up to 1867 Shares of Common Stock,
     $0.01 Par Value

     of

     SAF T LOK INCORPORATED
     (A Florida corporation)


For Value Received, ROBERT L. and CYNTHIA T. GILBERT (jointly, the "Holder"), as registered owner of this Warrant, is entitled to at any time or from time to time before 5:00 p.m., local time, on April 30, 1997 but not thereafter, to subscribe for, purchase and receive up to one thousand eight hundred thirty one (1831) fully paid and nonassessable shares of the common stock, $0.01 par value (the "Common Stock"), of Saf T Lok Incorporated, a Flo rida corporation (the "Company"). The exercise price for such shares shall be seven dollars and fifty cents ($7.50) per share. The number of shares of Common Stock deliverable hereunder, and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable hereunder and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock". The ex ercise price of a share of Warrant Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

      1. Exercise of Warrant. This Warrant shall become exercisable upon, and only upon, Holder's deliver of written notice of exercise and then this Warrant shall only entitle Holder to purchase a number of shares of Common Stock not exceeding the number of shares of Common Stock issuable to Holder pursuant to such notice or, in the event of multiple partial conversions by Holder, pursuant to the notices delivered to date and as adjusted from time to time as hereinafter set forth. Subject to the foregoing, this Warrant may be exercised by presentation and surrender of this Warrant and payment by cashier's check of the Exercise Price for such shares of Common Stock to the Company at the principal office of the Company. If the subscription rights represented hereby are not exercised at or before 5:00 p.m., local time, on April 30, 1997, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. This Warrant may be exercised in ac cordance with its terms in whole or in part (payment of a portion of the Exercise Price shall proportionately reduce the number of shares to be issued to Holder). In the event of the exercise in part only, the Company shall cause to be delivered to Holder a new Warrant of like tenor to this Warrant in the name of Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.
     2. Adjustments to Exercise Price and Number of Shares. In case the Company shall at any time issue Common Stock by way of dividend or subdivide or combine the outstanding shares of its Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the date following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effec tive). Upon any adjustment of the Exercise Price, Holder shall thereafter (until another such adjustment) be entitled to pur chase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by (A) multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof, and (B) dividing the product so obtained by the new Exercise Price.

     3.   Transfer to Comply with the Securities Act of
1933.

           (a) This Warrant and the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be trans ferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Act") with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 3 with respect to any resale or other disposition of such securities.
           (b) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
                "The  securities  represented  by  this
          certificate may not be offered for sale, sold
          or  otherwise transferred except pursuant
          to an   effective  registration  statement
          made under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from reg-istration under the Act, the availability of which is to be established to the satisfac tion of the Company."

     4.   Registration Rights.
          (a) In the event the Company proposes to file a registration statement under the Act which relates to a current offer ing of securities of the Company (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the Company by Holder, relate to and meet the requirements of the Act with respect to any public offering of the Warrant Stock shares so as to permit the public sale of all or some portion of the Warrant Stock.
The
Company shall give written notice to Holder of its intention to file a registration statement under the Act relating to a current offering of securities of the Company not less than fifteen (15) days prior to the filing of such registration statement. Any written request of Holder to include the Warrant Stock shares held by Holder shall be given to the Company not less than five (5) days prior to the date specified in the notice as the date on which such registration statement is intended to be filed with the Securities and Exchange Commission. Neither the delivery of such notice by the Company nor of such request by Holder shall obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Com pany may, at any time prior to the effective date thereof, determine to withdraw such registration statement and not offer the securities intended to be offered by the Company to which the registration statement relate, without liability to Holder on account thereof.
           (b) In the event Holder elects to include the Warrant Stock shares in a registration statement in accordance with sub paragraph (a) of this Section 4, the Company shall:
                (i) Supply to Holder a reasonable number of copies of the preliminary, final and other prospectus in confor mity with the requirements of the Act and the rules and regula tions promulgated thereunder and such other documents as Holder shall reasonably request;
                (ii)       Use its best efforts to cause the
War rant Stock to be registered, qualified or exempted under the securities laws of such reasonable number and selection of states selected by Holder and do any and all other acts and things which may be necessary or advisable to enable Holder to consummate the proposed sale or other disposition of the Warrant Stock in such states; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdic tion where it shall not then be qualified;
                (iii)      Keep effective for a period of
ninety (90) days after the initial effectiveness thereof all such registration statements, and cooperate in taking such action as may be necessary to keep effective such other registrations, qualifica tions or exemptions, and do any and all other acts and things for such period, not to exceed such ninety (90) days, as may be necessary to permit the public sale or other disposition of such Warrant Stock by Holder; and
                (iv)      Pay all costs of the registration
state ment and the public offering and such other registrations, qualifications or exemptions, exclusive of (A) brokers or sales commis sions on the sale of the Warrant Stock; and (B) any legal fees incurred by Holder in connection with the registration statement or public offering.
      5. Cancellation. This Warrant has been issued to Holder as an inducement to Holder to lend the Company two hundred thousand dollars ($200,000), which loan is evidenced by a Promissory Note of even date. In the event of acceleration of said Promis sory Note by Holder pursuant to paragraph 10 thereof, all rights hereunder shall immediately cease and no longer have any force or effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chairman on this 30th day of October, 1996.

                                   SAF T LOK INCORPORATED

By:___________________________
Frank W. Brooks, Chairman